                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.

                                                  ARTICLES SUPPLEMENTARY

         AMERICAN  SKANDIA  ADVISOR FUNDS,  INC., a Maryland  corporation,  having its principal  office in Baltimore City,
Maryland  (which is hereinafter  called the  "Corporation"),  hereby  certifies to the State  Department of Assessments and
Taxation of Maryland that:

         FIRST:  The Charter of the Corporation is hereby amended as follows:

                  (1)  Article SIXTH subsection (a) of the Charter is amended in its entirety to read as follows:

                      (a)  The total number of shares of stock of all classes and series which the
              Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares of capital stock (par value $.001 per share), amounting in aggregate par value to five million, five hundred thousand ($5,500,000).  All of the authorized shares of capital stock of the
              Corporation are initially classified as "Common Stock" of which one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Founders International Small Capitalization Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common
              Stock designated the "ASAF American Century International Growth Fund," one hundred twenty-five
              (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF PBHG Small-Cap Growth Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Gabelli
              Small-Cap Value Fund," three hundred twenty-five million (325,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Janus Capital Growth
              Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF INVESCO Equity Income Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF American Century Strategic Balanced Fund," one
              hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Federated High Yield Bond Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common
              Stock designated the "ASAF PIMCO Total Return Bond Fund," one billion, five hundred million
              (1,500,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Money Market Fund," one hundred million (100,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Janus Overseas Growth Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Alliance Growth Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Alliance Growth and Income Fund," one hundred and twenty-five million
              (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Neuberger Berman Mid-Cap Growth Fund," one hundred and twenty-five million
              (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Neuberger Berman Mid-Cap Value Fund," two hundred five million (200,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Marsico
              Capital Growth Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF MFS Growth with Income
              Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Sanford Bernstein Managed Index 500
              Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Strong International Equity Fund,"
              one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF DeAM Small-Cap Growth Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common
              Stock designated the "ASAF Janus Mid-Cap Growth Fund," one hundred and twenty-five million
              (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Alger All-Cap Growth Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF INVESCO
              Technology Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF ProFund Managed OTC
              Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Gabelli All-Cap Value Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF INVESCO Health Sciences Fund," one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common
              Stock designated the "ASAF T. Rowe Price Tax Managed Fund," one hundred and twenty-five million
              (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Alliance/Bernstein Growth + Value Fund," one hundred and twenty-five million
              (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF Sanford Bernstein Core Value Fund," one hundred and twenty-five million (125,000,000)
              shares are further initially classified as a series of Common Stock designated the "ASAF DeAM
              Large-Cap Growth Fund," and one hundred and twenty-five million (125,000,000) shares are further initially classified as a series of Common Stock designated the "ASAF DeAM Large-Cap
              Value Fund."  The ASAF Founders International Small Capitalization Fund, the ASAF American
              Century International Growth Fund, the ASAF PBHG Small-Cap Growth Fund, the ASAF Gabelli
              Small-Cap Value Fund, the ASAF Janus Capital Growth Fund, the ASAF INVESCO Equity Income Fund,
              the ASAF American Century Strategic Balanced Fund, the ASAF Federated High Yield Bond Fund, the
              ASAF PIMCO Total Return Bond Fund, the ASAF Money Market Fund, the ASAF Janus Overseas Growth
              Fund, the ASAF Alliance Growth Fund, the ASAF Alliance Growth and Income Fund, the ASAF
              Neuberger Berman Mid-Cap Growth Fund, the ASAF Neuberger Berman Mid-Cap Value Fund, the ASAF
              Marsico Capital Growth Fund, the ASAF MFS Growth with Income Fund, the ASAF Sanford Bernstein
              Managed Index 500 Fund, the ASAF Strong International Equity Fund, the ASAF DeAM Small-Cap
              Growth Fund, the ASAF Janus Mid-Cap Growth Fund, the ASAF Alger All-Cap Growth Fund, the ASAF
              INVESCO Technology Fund, the ASAF ProFund Managed OTC Fund, the ASAF Gabelli All-Cap Value
              Fund, the ASAF INVESCO Health Sciences Fund, the ASAF T. Rowe Price Tax Managed Fund, the ASAF
              Alliance/Bernstein Growth + Value Fund, the ASAF Sanford Bernstein Core Value Fund, the ASAF
              DeAM Large-Cap Growth Fund, the ASAF DeAM Large-Cap Value Fund, and any other series of Common
              Stock which is preferred over all other series in respect of the assets belonging to that series as hereinafter provided are referred to individually as a "Fund" and collectively as the
              "Funds."  Each Fund shall initially have five classes of shares, designated Class A, Class B,
              Class C, Class X Shares and New Class X Shares.  The number of authorized shares of each such class of a particular Fund shall consist at any time of the sum of (x) the outstanding shares of that class of that Fund and (y) one fifth of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A,
              Class B, Class C, Class X and New Class X shares of any Fund shall not exceed the authorized number of shares of the Fund.  The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

         SECOND:  (a)  As of immediately before the amendment the total number of shares of stock of all classes which the
Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares, all of which shares are
Common Stock (par value $.001 per share) classified into the following series (each known as a Fund):

         138,000,000 shares             ASAF Founders International Small Capitalization Fund

         138,000,000 shares             ASAF American Century International Growth Fund

         100,000,000 shares             ASAF PBHG Small-Cap Growth Fund

         138,000,000 shares             ASAF Gabelli Small-Cap Value Fund

         350,000,000 shares             ASAF Janus Capital Growth Fund

         138,000,000 shares             ASAF INVESCO Equity Income Fund

         138,000,000 shares             ASAF American Century Strategic Balanced Fund

         138,000,000 shares             ASAF Federated High Yield Bond Fund

         138,000,000 shares             ASAF PIMCO Total Return Bond Fund

         1,500,000,000 shares           ASAF Money Market Fund

         100,000,000 shares             ASAF Janus Overseas Growth Fund

         138,000,000 shares             ASAF Alliance Growth Fund

         138,000,000 shares             ASAF Alliance Growth and Income Fund

         138,000,000 shares             ASAF Neuberger Berman Mid-Cap Growth Fund

         138,000,000 shares             ASAF Neuberger Berman Mid-Cap Value Fund

         138,000,000 shares             ASAF Marsico Capital Growth Fund

         138,000,000 shares             ASAF MFS Growth with Income Fund

         138,000,000 shares             ASAF Sanford Bernstein Managed Index 500 Fund

         138,000,000 shares             ASAF Strong International Equity Fund

         138,000,000 shares             ASAF DeAM Small-Cap Growth Fund

         138,000,000 shares             ASAF Janus Mid-Cap Growth Fund

         138,000,000 shares             ASAF Alger All-Cap Growth Fund

         138,000,000 shares             ASAF INVESCO Technology Fund

         138,000,000 shares             ASAF ProFund Managed OTC Fund

         138,000,000 shares             ASAF Gabelli All-Cap Value Fund

         138,000,000 shares             ASAF INVESCO Health Sciences Fund

         138,000,000 shares             ASAF T. Rowe Price Tax Managed Fund

         138,000,000 shares             ASAF Alliance/Bernstein Growth + Value Fund

         138,000,000 shares             ASAF Sanford Bernstein Core Value Fund

                   (b)  As amended the total number of shares of stock of all classes which the Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares, all of which are Common Stock (par value $.001 per share) classified into the following series (each known as a Fund).

         125,000,000 shares             ASAF Founders International Small Capitalization Fund

         125,000,000 shares             ASAF American Century International Growth Fund

         125,000,000 shares             ASAF PBHG Small-Cap Growth Fund

         125,000,000 shares             ASAF Gabelli Small-Cap Value Fund

         325,000,000 shares             ASAF Janus Capital Growth Fund

         125,000,000 shares             ASAF INVESCO Equity Income Fund

         125,000,000 shares             ASAF American Century Strategic Balanced Fund

         125,000,000 shares             ASAF Federated High Yield Bond Fund

         125,000,000 shares             ASAF PIMCO Total Return Bond Fund

         1,500,000,000 shares           ASAF Money Market Fund

         100,000,000 shares             ASAF Janus Overseas Growth Fund

         125,000,000 shares             ASAF Alliance Growth Fund

         125,000,000 shares             ASAF Alliance Growth and Income Fund

         125,000,000 shares             ASAF Neuberger Berman Mid-Cap Growth Fund

         125,000,000 shares             ASAF Neuberger Berman Mid-Cap Value Fund

         200,000,000 shares             ASAF Marsico Capital Growth Fund

         125,000,000 shares             ASAF MFS Growth with Income Fund

         125,000,000 shares             ASAF Sanford Bernstein Managed Index 500 Fund

         125,000,000 shares             ASAF Strong International Equity Fund

         125,000,000 shares             ASAF DeAM Small-Cap Growth Fund

         125,000,000 shares             ASAF Janus Mid-Cap Growth Fund

         125,000,000 shares             ASAF Alger All-Cap Growth Fund

         125,000,000 shares             ASAF INVESCO Technology Fund

         125,000,000 shares             ASAF ProFund Managed OTC Fund

         125,000,000 shares             ASAF Gabelli All-Cap Value Fund

         125,000,000 shares             ASAF INVESCO Health Sciences Fund

         125,000,000 shares             ASAF T. Rowe Price Tax Managed Fund

         125,000,000 shares             ASAF Alliance/Bernstein Growth + Value Fund

         125,000,000 shares             ASAF Sanford Bernstein Core Value Fund

         125,000,000 shares             ASAF DeAM Large-Cap Growth Fund

         125,000,000 shares             ASAF DeAM Large-Cap Value Fund

                  (c)  The aggregate par value of all shares having a par value is $5,500,000 before the amendment and is not changed by the amendment.

                  (d)  The shares of stock of the Corporation are divided into classes and series, and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption are not changed by this amendment.

         THIRD:  The Corporation is a registered open-end company under the Investment Company Act of 1940, as amended.
Pursuant to Article 2-208.1 of the Corporation and Associations Article Title of the Annotated Code of Maryland, the
foregoing Articles Supplementary of the Corporation (which Articles Supplementary represents only a reclassification of authorized shares of capital stock of the Corporation) has been approved by the Board of Directors of the Corporation.

         FOURTH:  These Articles Supplementary shall become effective March 1, 2002.

         IN WITNESS WHEREOF, AMERICAN SKANDIA ADVISOR FUNDS, INC. has caused these presents to be signed in its name and
on its behalf by its Vice President and witnessed by its Secretary on      February 26, 2002.

WITNESS:                                                      AMERICAN SKANDIA ADVISOR
                                                                     FUNDS, INC.

________________________________                              By: ________________________________
/s/Edward P. Macdonald                                                  /s/John Birch
Secretary                                                            Vice President

         THE UNDERSIGNED, Vice President of AMERICAN SKANDIA ADVISOR FUNDS, INC., who executed on behalf of the
Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                              --------------------------------
                                                                     /s/John Birch
                                                                     Vice President